UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Commission File Number: 001-38465

DOCUSIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-2183967
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

221 Main St. Suite 800 San Francisco California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 489-4940

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2025, Docusign, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company from time to time as guarantors, the several lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and L/C issuer, the other L/C issuers from time to time party thereto, and BofA Securities, Inc. and PNC Bank, National Association, as joint lead arrangers and joint bookrunners, pursuant to which the Lenders would extend to the Company a revolving credit facility in an aggregate principal amount of $750,000,000, which amount may be increased by an additional $250,000,000 subject to the terms of the Credit Agreement.

Revolving loans may be borrowed, repaid and reborrowed until May 21, 2030, at which time all amounts borrowed must be repaid. Revolving loans may be prepaid, and revolving loan commitments may be permanently reduced by the Company in whole or in part, without penalty or premium.

As of May 21, 2025, the Company had no outstanding revolving loans under the Credit Agreement.

Prior to the period the Company obtains and maintains an investment grade ratings status of at least Baa3 (with respect to Moody’s), BBB- (with respect to S&P), or BBB- (with respect to Fitch) (each, an “Applicable Rating” and such period, the “Investment Grade Period”), revolving loans under the Credit Agreement will bear interest, at either (i) a floating rate per annum equal to the base rate plus a margin of from 0.25% to 0.75% depending on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) or (ii) a per annum rate equal to the secured overnight financing rate (the “Term SOFR”) plus a margin from 1.25% to 1.75%, depending on the Company’s Consolidated Leverage Ratio. Upon commencement of and during an Investment Grade Period, revolving loans under the Credit Agreement will bear interest, at either (i) a floating rate per annum equal to the base rate plus a margin from 0.00% to 0.25% depending on the Company’s Applicable Rating or (ii) a per annum rate equal to the Term SOFR plus a margin from 1.00% to 1.25%, depending on the Company’s Applicable Rating. During a payment event of default under the Credit Agreement, the applicable interest rates are increased by 2.0% per annum.

In the Credit Agreement, the base rate is defined as the greatest of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50% or (iii) a per annum rate equal to the Term SOFR plus 1.00%. Loans based on the base rate shall be made only to domestic borrowers and denominated in U.S. Dollars.

Under the Credit Agreement, the Company will pay to the Administrative Agent for the account of each revolving lender a commitment fee on a quarterly basis based on amounts committed but unused under the revolving facility, (i) prior to an Investment Grade Period, from 0.20% to 0.30% per annum depending on the Company’s Consolidated Leverage Ratio, and (ii) upon the commencement of and during an Investment Grade Period, from 0.10% to 0.20% per annum depending on the Company’s Applicable Rating. The Company is also obligated to pay the Administrative Agent fees customary for credit facilities of these sizes and types.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants, including financial covenants. The negative covenants include restrictions on the incurrence of liens and indebtedness, certain investments, dividends, stock repurchases and other matters, all subject to certain exceptions. The financial covenants require, prior to an Investment Grade Period, (a) the Company not to exceed a maximum leverage ratio of 3.75:1.00, and subject to a step-up by 0.50:1.00 at the election of the Company for four fiscal quarters following a Qualified Acquisition (as defined in the Credit Agreement), and (b) the Company not to have a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of less than 3.00:1.00; and upon the commencement of and during an Investment Grade Period, (c) the Company not to exceed a gross leverage ratio of 3.50:1.00.

The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of certain covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries. The Company’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries.

The Administrative Agent and the Lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing summary and description of the provisions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 99.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1*	Credit Agreement dated May 21, 2025, by and among the Company, Bank of America, N.A., BofA Securities, Inc. and PNC Bank, National Association, and the lenders thereunder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	We have omitted the schedules or exhibits to this Exhibit in accordance with Regulation S-K Item 601(a)(5). A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2025

DOCUSIGN, INC.

By:	/s/ Blake Grayson
Blake Grayson
Chief Financial Officer